EXHIBIT 99.1

FOR IMMEDIATE RELEASE: 11 January 2016

TAUTACHROME Inc. enters Purchase Agreement to Acquire Photosweep

TUSCON, Arizona, January 11, 2016 Tautachrome, Inc. (OTC-PINK: TTCM) today announced that on January 8, 2016, Tautachrome Inc. entered into a material definitive agreement to acquire 100% of the member interest in Photosweep, LLC, an Arizona limited liability company from Jeremy Snyder and all other stakeholders of the LLC. The closing of the Acquisition is to be on or before January 29, 2016.

"The acquisition of Photosweep complements Tautachrome's core objective and aggressive advancement into the picture business, be it digital or physical print" said Chief Advancement Officer Micheal Nugent, "We like this business space," he added.

About Tautachrome, Inc.

Tautachrome, Inc. (OTC-PINK: TTCM) is an emerging growth company in the developing digital imagery technology sector. Tautachrome is an Internet technology development company with operations in America and Australia. Tautachrome which has a number of revolutionary patents pending, including Talk-to-the-Picture social networking and trustable imagery-based interaction.

Safe Harbor Statement Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Risk factors that could cause actual results to differ materially from those projected in forward-looking statements include, but are not limited to, general business conditions, managing growth, and political and other business risks. All forward-looking statements are expressly qualified in their entirety by this paragraph and the risks and other factors detailed in Tautachrome's reports filed with the Securities and Exchange Commission. Tautachrome undertakes no duty to update these forward-looking statements.

Contact;Tautachrome, Inc.

Tel; +1 520 318 5578